UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 10, 2022

R F INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Fiscal Year 2021 Bonus

On January 12, 2021, the Board of the Directors (the “Board”) of RF Industries, Ltd. (the “Company”) adopted certain quantitative and qualitative corporate goals for the determination of cash and equity bonuses to be paid to certain officers for the 2021 fiscal year ended October 31, 2021 (“fiscal 2021”). On January 10, 2022, the Board reviewed the performance of the various participants under the fiscal 2021 incentive bonus plan and approved bonus payments for the participants based on their varying individual performance levels. The Board determined that the Chief Executive Officer and President Robert Dawson, Chief Financial Officer, Treasurer and Secretary Peter Yin, and Chief Revenue Officer Ray Bibisi met certain of the goals established for them under the 2021 incentive bonus plan and, accordingly, the Board granted Mr. Dawson a cash bonus of $143,331, Mr. Yin a cash bonus of $67,450, and Mr. Bibisi a cash bonus of $67,450.

Salary Increase of CEO, CFO and CRO

On January 10, 2022, the Board approved increasing the annual base salary of certain officers, including increasing Mr. Dawson from $425,000 to $435,000, Mr. Yin from $200,000 to $275,000, and Mr. Bibisi from $200,000 to $210,000, with all salary increases to take effect retroactively to November 1, 2021, the first day of fiscal 2022.

Adoption of Fiscal Year 2022 Management Incentive Equity and Cash Compensation Plan

On January 10, 2022, the Board adopted an annual incentive compensation plan for officers (including the Company’s named executive officers) and certain senior managers of the Company and its subsidiaries for the fiscal year ending October 31, 2022 (the “2022 Compensation Plan”). Under the 2022 Compensation Plan, each participant (i) received an equity award as a long-term incentive, and (ii) is eligible to receive a cash payment after the end of the fiscal year as a short-term incentive.

Equity Awards. In order to provide long term incentives to the Company’s officers and managers, on January 10, 2022, the Board granted participating officers and managers shares of restricted stock and options to purchase the Company’s common stock. Provided the participating officer or manager is still employed with the Company or its subsidiaries on the following dates, the shares of restricted stock and the options shall vest over four years as follows: (i) one-quarter of the restricted shares and options shall vest on January 10, 2023; and (ii) the remaining restricted shares and options shall vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following January 10, 2023. The options have a ten-year term and an exercise price of $7.11 per share (which was the closing price of the Company’s common stock on the date of grant).

Mr. Dawson, the Company’s President and Chief Executive Officer, is a participant in the 2022 Compensation Plan and was granted 23,333 shares of restricted stock and options to purchase 46,667 shares of common stock at an exercise price of $7.11 (the closing price of the Company’s common stock on the date of grant), Mr. Yin, the Company’s Chief Financial Officer, was granted 8,333 shares of restricted stock and options to purchase 43,334 shares of common stock at an exercise price of $7.11 (consisting of an annual grant of 16,667 options and a special one-time grant of 26,667 options in recognition of his value to the Company and as a retention measure), and Mr. Bibisi, the Company’s Chief Revenue Officer, was granted 4,000 shares of restricted stock and options to purchase 8,000 shares of common stock at an exercise price of $7.11.

Cash Incentives. Under the 2022 Compensation Plan, cash incentive bonuses, if any, will be paid to certain officers and senior managers based upon (i) the Company’s achievement of specified financial goals and (ii) on the Board’s discretionary review of each participant’s performance during fiscal 2022. The corporate goals will apply equally to all participating officers and managers. The subjective performance of each officer will be evaluated and determined by the Compensation Committee, in its sole discretion, after consultation with the Company’s Chief Executive Officer.

The minimum, target and maximum cash bonus payable to the Chief Executive Officer is, respectively, 0%, 75% and 112.5% of his annual base salary, depending on achievement of the specified goals. For the other participants, the minimum bonus is 0%, the target bonuses range from 15% to 50% of base pay, and the maximum cash bonus payable ranges from to 22.5% to 75% of the recipient’s fiscal 2022 annual base salary. Bonuses will be weighted and based on (i) the Company’s achievement of certain fiscal 2022 revenues (weighted 30%), (ii) fiscal 2022 adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) (weighted 60%), and (iii) a subjective evaluation of each individual’s performance (weighted 10%). The calculation of adjusted EBITDA will exclude the impact of one-time charges related to any business acquisitions or dispositions effected during the year, severance payments, moving costs, the impact of the Federal Paycheck Protection Program loans the Company has received, earn-out payments or reversals, other non-recurring items, executive bonus payments and equity compensation expenses accrued to management. The Board and the Compensation Committee reserve the right to modify these goals, criteria and target percentage at any time, and to grant bonuses to the participants even if the performance goals are not met. In addition, the Board and Compensation Committee may modify the bonus plan targets to reflect significant changes in Company’s business, including changes due to acquisitions or dispositions of businesses or product lines. The 2022 bonuses will be paid within 75 days after the end to the fiscal year to participating officers and managers who are employed with the Company or its subsidiaries on the date of payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 14, 2022	By:	/s/ Peter Yin
Peter Yin Chief Financial Officer